                                                                   EXHIBIT 10.23

                      INDEMNIFICATION AND RELEASE AGREEMENT

         THIS AGREEMENT ("Agreement") is entered into the 9th day of August, 2000 by and between YOUcentric, Inc., a North Carolina corporation (the "Company") and Mark Logan (the "Employee"), an individual resident of North Carolina.

                              W I T N E S S E T H:

         WHEREAS, the Employee is a valuable and trusted employee of the Company; and

         WHEREAS, as of December 30, 1999, the Employee and the Company entered into an agreement (the "December 1999 Agreement") to settle the parties' misunderstanding regarding the terms of the Employee's compensation and to modify the terms of the Employee's employment letter; and

         WHEREAS, the Company wishes to indemnify the Employee against certain potential liabilities that might arise from the transactions related to the December 1999 Agreement; and

         WHEREAS, the Employee, in exchange for the agreement of the Company to indemnify the Employee against certain potential liabilities, has agreed to release the Company from any potential claims that might arise from the transactions related to the December 1999 Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other consideration, the sufficiency of which is hereby acknowledged, effective as of the date hereof, the parties hereto agree as follows:

         1. The Company agrees to indemnify, defend and hold harmless the Employee for liabilities to third parties (including costs of defense) asserted against the Employee which are related to or arise out of the transactions described in or executed pursuant to the December 1999 Agreement up to the amount specified in paragraph 4 hereof ("Indemnified Liabilities"); provided, however, that the term Indemnified Liabilities does not include the Employee's income, withholding or payroll taxes to the extent related to the receipt or disposal of the Company's preferred stock. The foregoing right of indemnity against the Company shall be the Employee's sole right of recovery and exclusive remedy for the Employee against any liabilities related to or arising out of the transactions described in or executed pursuant to the December 1999 Agreement.

         2. Within ten (10) days of the Employee's first receipt from any third party of written notice of a claim or potential claim against the Employee arising from an Indemnified Liability, the Employee shall send a copy of such notice and a copy of this Agreement to the Company's Chief Financial Officer. Acceptable methods of delivering notice to the Company are described below. Notwithstanding any other provision of this Agreement, failure to comply with this paragraph with respect to each claim or potential claim will terminate the Employee's rights under this agreement with respect to such claim or potential claim.

         3. If the Employee gives the Company notice of a claim or potential claim, the Company may elect to assume the defense of the claim; provided, however, that the Employee shall in the interim use his best efforts to take all action (not including settlement) reasonably necessary to protect against further damage or loss with respect to the claim. The Employee shall have the right to employ counsel separate from counsel employed by the Company and may elect to participate in the action, but the fees and expenses of such counsel shall be at the Employee's own expense.

                  Whether or not the Company chooses to defend the claim, all parties to this Agreement shall cooperate in the defense of the claim and shall furnish such records, information and testimony and shall attend such conferences, discovery proceedings and other proceedings as may be reasonably requested in connection with the defense. The Company shall not be liable for any settlement of such claim effected without the Company's prior written consent.

         4. The Company's aggregate obligation to the Employee under this Agreement for all Indemnified Liabilities shall not exceed eight-hundred seventy-five thousand dollars ($875,000).

         5.       This Agreement shall terminate on June 30, 2005.

         6. The Employee understands and acknowledges that the agreement of the Company to indemnify the Employee as set forth herein is discretionary in nature, is not an admission of liability, is not required of the Company and constitutes adequate consideration for the agreement of the Employee to release the Company from any potential claims that might arise from the transactions related to the December 1999 Agreement. In executing this Agreement, the Employee has not relied on any representations, promises or agreements of any kind except for those set forth herein.

         7. In exchange for the agreement of the Company to indemnify the Employee against certain potential liabilities as set forth herein, the Employee, for himself and his heirs, executors, administrators and assigns, hereby irrevocably and unconditionally forever releases and discharges the Company and its officers and directors from all actual or potential claims, counterclaims, cross-claims, demands, losses, actions, causes of action, or liabilities of any kind or nature, whether known or unknown, accrued to date arising out of or related to the transactions described in or executed pursuant to the December 1999 Agreement whether based in tort, contract (express or implied) or any federal, state or local law, statute or regulation.

         8. The Employee agrees that he will never institute a claim released above in paragraph 7 against the Company or any of the parties released above. If the Employee violates this Agreement by suing the Company or any of the parties released above in paragraph 7, the Employee agrees that he will pay all costs and expenses of defending the suit incurred by the Company or any of the parties listed above in paragraph 7, including reasonable attorneys' fees.

         9. The Employee agrees that the parties released above in paragraph 7 may plead this Agreement as a complete bar to any action or suit before any court or administrative body with respect to any claim released herein.

         10.      General Terms.

                  (i) The rights and obligations of each party to this Agreement shall inure to the benefit of and be binding upon the heirs, representatives, successors and assigns of such party.

                  (ii) All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, if sent by certified or registered mail, postage prepaid, return receipt requested or if delivered by a nationally recognized express courier service, charges prepaid, to such address as any party may from time to time designate in writing to the other party hereto, or if no such address has been designated, to the last known business address of the party to whom such notice is to be given.

                  (iii) This Agreement constitutes the entire agreement of the parties in regard to the subject matter hereof and supersedes any prior or other agreement, whether written or oral, between the parties in regard thereto. This Agreement may be changed only by an agreement in writing signed by the party against whom the enforcement of any waiver, change, modification, extension or discharge is sought.

                  (iv) Failure of any party to insist, in one or more instances, of performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

                  (v) This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina.


                                             THE COMPANY

                                             YOUCENTRIC, INC.

                                             By     /s/ J. Blount Swain
                                                --------------------------------
                                             Name:  J. Blount Swain
                                             Title: Chief Financial Officer



                                             THE EMPLOYEE


                                             /s/ Mark Logan
                                             -----------------------------------
                                             Mark Logan


                                       3